NOTICE OF 2002 ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT







[COMPANY LOGO]

                          MIDWEST GRAIN PRODUCTS, INC.
                                1300 Main Street

                             Atchison, Kansas 66002


                               September 13, 2002


                            NOTICE OF ANNUAL MEETING


To the Stockholders:

     The Annual Meeting of Stockholders of Midwest Grain Products, Inc. will be held at the Atchison Heritage Conference Center, 710 South 9th Street, Atchison, Kansas 66002, on Thursday, October 10, 2002, beginning at 10:00 a.m., local time, for the following purposes:

     o    To elect three directors, each for a three-year term expiring in 2005;
          and

     o To transact such other business as may properly come before the meeting.

     Holders of Common and Preferred Stock of record on the books of the Company at the close of business on August 16, 2002, will be entitled to vote at the meeting or any adjournment thereof.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY SO THAT, IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED.


                                    By Order of the Board of Directors


                                    /s/ Laidacker M. Seaberg
                                    Laidacker M. Seaberg
                                    President and Chief Executive Officer

                                 PROXY STATEMENT

     This Proxy Statement and the enclosed form of Proxy are being furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Midwest Grain Products, Inc. (the "Company") to be held on Thursday, October 10, 2002, as set forth in the preceding Notice. It is expected that this Proxy Statement and the enclosed form of Proxy will be mailed to Stockholders commencing September 13, 2002.

                               GENERAL INFORMATION

     The holders of outstanding shares of Common Stock and Preferred Stock of the Company at the close of business on August 16, 2002 are entitled to notice of and to vote at the Annual Meeting. The presence in person or by proxy of persons entitled to vote a majority of the issued and outstanding stock of each class of stock entitled to vote will constitute a quorum for the transaction of business at the meeting. As of August 16, 2002, there were 8,090,894 shares of Common Stock outstanding and 437 shares of Preferred Stock outstanding.

     Generally, holders of Common and Preferred Stock each vote separately as a class with respect to each matter that the class is authorized to vote on, with each share of stock in each class being entitled to one vote. In connection with the election of directors, the holders of Common Stock are entitled to vote on the election of Group A directors and the holders of Preferred Stock are entitled to vote on the election of Group B directors. The candidates for office which receive the highest number of votes will be elected. Although no other proposals are scheduled to come before the meeting, the affirmative vote of the holders of a majority of the voting power represented at the meeting (or such higher voting requirement as may be specified by law or the Company's Articles of Incorporation) is required for approval of other proposals.

     Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares of a class, an abstention or non-vote will have the same effect as a vote against the matter being voted upon.

     Any stockholder giving a Proxy may revoke it at any time prior to its use by executing a later dated Proxy or by filing a written revocation with the Secretary of the Company. A stockholder may also revoke a Proxy by appearing at the meeting and voting by written ballot. All shares represented by a Proxy in the enclosed form that is properly executed and received in time for the meeting and not revoked will be voted. If a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is specified, the Proxy will be voted FOR each of the nominees named on the Proxy with respect to the election of directors.

     The principal executive offices of the Company are located at 1300 Main Street, Atchison, Kansas 66002 and the Company's telephone number at that address is (913) 367-1480.

                              ELECTION OF DIRECTORS

NOMINEES

     One Group A Director and two Group B Directors are required to be elected at the Annual Meeting. The holders of the Common Stock are entitled to vote for the person nominated for the Group A position. The holders of Preferred Stock are entitled to vote for the persons nominated for the Group B positions. Michael R. Haverty has been nominated by the Board of Directors for election to the Group A position for a term expiring at the Annual Meeting in 2005. Randall
M. Schrick and Laidacker M. Seaberg have been nominated by the Board of Directors for election to the Group B positions for terms expiring at the Annual Meeting in 2005. Messrs. Haverty, Schrick and Seaberg are now and have been directors of the Company for more than the past two years. Each of the nominees have consented to serve if elected. If for any reason any of the nominees should not be available or able to serve, the Proxies will exercise discretionary authority to vote for substitutes deemed by them to be in the best interests of the Company.


                                 GROUP A NOMINEE
                          (For a term expiring in 2005)

MICHAEL R. HAVERTY

     Mr. Haverty, age 58, has been a director since October 1999. He is Chairman of the Nominating Committee and a member of the Audit Review and Human
     Resources Committees. Since January 1, 2001, he has been the Chairman, President and CEO of Kansas City Southern. From 1995 until January 1, 2001, he was Executive Vice President of Kansas City Southern. He also has served as President and Chief Executive Officer of The Kansas City Southern Railway Company since 1995. Mr. Haverty previously served as Chairman and Chief Executive Officer of Haverty Corporation from 1993 to May, 1995, acted as an independent executive transportation adviser from 1991 to 1993 and was President and Chief Operating Officer of The Atchison, Topeka and Santa Fe Railway Company from 1989 to 1991. He is also a director of Kansas City Southern Industries and Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.
                                       2

                                GROUP B NOMINEES
                          (For terms expiring in 2005)

RANDALL M. SCHRICK

     Mr. Schrick, age 52, has been a director since 1987. He joined the Company in 1973 and has been Vice President of Manufacturing and Engineering since May 2002. From July, 1992 to May, 2002, he was Vice President of Operations, and from 1984 to July, 1992, he was Vice President and General Manager of the Pekin plant. From 1982 to 1984, he was the Plant Manager of the Pekin plant. Prior to 1982, he was Production Manager at the Atchison plant.


LAIDACKER M. SEABERG

     Mr. Seaberg, age 56, has been a director since 1979. He joined the Company in 1969 and has served as the President of the Company since 1980 and as Chief Executive Officer since September, 1988. He is the son-in-law of Mr. Cray, Jr.



                                      OTHER
                                GROUP A DIRECTORS

LINDA E. MILLER

     Ms. Miller, age 49, has been a director since June, 2000. Her present term expires in 2003. She is a member of the Audit Review Committee and the Human Resources Committee. She is an independent marketing consultant and has been a Program Director of the University of Kansas School of Journalism since 1996. She was Marketing Director of the American Business Women's Association, Kansas City, Missouri from 1990 to 1996.

JAMES A. SCHLINDWEIN

     Mr. Schlindwein, age 73, has been a director since June, 2001 when he was appointed to fill the unexpired term of a member who previously resigned. His present terms expires in 2004. He is a member of the Audit and Human Resources Committees. He is a retired senior executive of SYSCO
     Corporation. He also serves on the board of directors of Imperial Sugar Company.


DARYL R. SCHALLER, Ph.D.

     Dr. Schaller, age 58, has been a director since October, 1997. His present term expires in 2003. He is Chairman of the Human Resources Committee and a member of the Audit Review and Nominating Committees. He has been Vice President of Research and Development of International Multifoods Corp., of Minneapolis, Minnesota, since November 13, 2001. Prior thereto, he was president of Schaller Consulting, a consulting firm, from 1996. He retired from Kellogg Co. in 1996 after 25 years of service. He served Kellogg as its Senior Vice President--Scientific Affairs from 1994 until 1996, and previously was Senior Vice President--Research, Quality and Nutrition for Kellogg.


                                      OTHER
                                GROUP B DIRECTORS

MICHAEL BRAUDE

     Mr. Braude, age 66, has been a director since 1991. His present term expires in 2003. He is a member of the Audit, Human Resources and Nominating Committees. Since November, 2000, he has been Executive Vice President of Country Club Bank, Kansas City, Missouri. Previously, from 1984 until his retirement in November, 2000, he was the President and Chief Executive Officer of the Kansas City Board of Trade, a commodity futures exchange. Prior to 1984, he was Executive Vice President and a Director of American Bank & Trust Company of Kansas City. Mr. Braude is a director of NPC International, Inc., an operator of numerous Pizza Hut and other quick service restaurants throughout the United States, Country Club Bank, Kansas City, Missouri, a trustee of the University of Midwest

     Research Institute and a trustee of the Kansas Public Employees Retirement System.

CLOUD L. CRAY,  JR.

     Mr. Cray, age 79, has been a director since 1957, and has served as Chairman of the Board since 1980. His present term expires in 2004. He served as Chief Executive Officer from 1980 to September, 1988, and has been an officer of the Company and its affiliates for more than 30 years.


ROBERT J. REINTJES

     Mr. Reintjes, age 70, has been a director since 1986. He is Chairman of the Audit Review Committee and a member of the Nominating and Human Resources Committees. His present term expires in 2004. He has served as president of Geo. P. Reintjes Co., Inc. of Kansas City, Missouri, for the past 24 years. Geo. P. Reintjes Co., Inc. is engaged in the business of refractory construction. He is a director of Commerce Bank of Kansas City.


CERTAIN INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     The Board has three standing committees: Audit, Nominating and Human Resources.

     Non-employee directors are paid a retainer at the rate of $2,500 quarterly, $625 for attendance at each meeting of the Board, and $312.50 for attendance at each meeting of a committee of the Board. Employee directors receive a fee of $437.50 for attendance at each meeting of the Board of Directors. Pursuant to a stockholder approved plan, each non-employee director also receives an automatic grant of an option to purchase 1,000 shares of the Company's Common Stock on the first business day following each annual meeting of stockholders at a price equal to the fair market value of the Common Stock on that date. Options become exercisable on the 184th day following the date of grant and expire on the sooner of (a) ten years from the date of grant, (b) three years following termination of the director's office due to retirement following age 70, (c) one year following termination of the director's office due to death or (d) 90 days following the date of the termination of the director's term of office for any other reason.

     During the fiscal year ended June 30, 2002, the Board met five times, the Audit Review Committee met three times, the Human Resources Committee met three times and the Nominating Committee met once. Each director attended at least 75% of the meetings of the Board and the Committees of which the director was a member.

     The Audit Review Committee reviews the process involved in the preparation of the Company's annual audited financial statements and recommends to the Board of Directors an independent accountant to conduct that audit and to review the Company's quarterly financial statements. It also reviews and makes recommendations with regard to the process involved in the Company's implementation of its conflict of interest and business conduct policy. In connection with this work, the Committee annually reviews: (a) the adequacy of the Audit Review Committee's written Charter, that has been adopted by the Board of Directors; (b) the independence and financial literacy of each member of the Audit Review Committee; (c) the plan for and scope of the annual audit; (d) fees proposed by the Company's auditors; (e) certain matters relating to the independence of the Auditor; (f) certain matters required to be discussed with the Auditors relative to the quality of the Company's accounting principles; (f) the audited financial statements and results of the annual audit; (g) recommendations of the Auditors with respect to internal controls and other financial matters; (h) significant changes in accounting principles that are brought to the attention of the Committee; and (i) various other matters that are brought to the attention of the Committee. The Board of Directors has determined that each Audit Committee member is "independent", as that term is defined in Rule 4200 (a) (15) of the National Association of Securities Dealers' listing standards.

     The Human Resources Committee recommends to the Board of Directors the compensation of all officers and employees who report directly to the Chief Executive Officer. The Committee approves a bonus system for various key employees and reviews the scope and type of compensation plans for management personnel. The Committee administers the Company's Executive Stock Bonus Plan, the Salaried and Senior Stock Incentive Plans and the Directors' Stock Option Plans, and also serves as an executive search committee.

     The Nominating Committee recommends to the Board of Directors the qualifications for new director nominees, candidates for nomination and policies concerning compensation and length of service. The Committee considers written recommendations from stockholders concerning these subjects and suggests that they may be addressed to the Secretary of the Company. Recommendations for director nominees should provide pertinent information concerning the candidates' background and experience.

                                  OTHER MATTERS

     A Proxy confers discretionary authority with respect to the voting of shares represented thereby on any other business that may properly come before the meeting as to which the Company did not have prior notice to July 31, 2002. The Board of Directors is not aware that any such other business is to be presented for action at the meeting and does not itself intend to present any such other business. However, if any such other business does come before the meeting, shares represented by Proxies given pursuant to this solicitation will be voted by the persons named in the Proxy in accordance with their best judgment. A Proxy also confers discretionary authority on the persons named to approve minutes of last year's Annual Meeting, to vote on matters incident to the conduct of the meeting and to vote on the election of any person as a director if a nominee herein named should decline or become unable to serve as a director for any reason.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended June 30, 2002; has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380), as modified or supplemented; has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented; and has discussed with the independent auditors the auditors' independence. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2002 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     This report is made over the name of each continuing member of the Audit Committee at the time of such recommendation, namely Robert J. Reintjes (Chairman), Michael Braude, Michael R. Haverty, Linda E. Miller, Daryl R. Schaller, Ph. D. and James A. Schlindwein.

                  AUDIT AND CERTAIN OTHER FEES PAID ACCOUNTANTS

     The aggregate fees billed the Company by its principal accountant, BKD, LLP, for the fiscal year ended June 30, 2002 for (i) professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's reports on Form 10-Q during such fiscal year, (ii) financial information systems design and implementation as described in paragraph (c)(4)(ii)of Rule 2-01 of Regulation S-X during such year and (iii) for all other services, were as set forth in the following table. The Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of BKD, LLP.

                    Type of Fee                          Amount
                    -----------                          ------

                    Audit Fees                         $116,750

                    Financial Information Systems
                    Design and Implementation Fees            0

                    All Other Fees                     $ 81,615

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation for each of the years ending June 30, 2002, 2001, and 2000 awarded to, earned by, or paid to the five most highly compensated executive officers of the Company for services rendered in each of those years:

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                     Compensation
                                                    Annual Compensation                 Awards
                                         ------------------------------------------  --------------
                                                                                      Securities
                                                                     Other Annual     Underlying       All Other
          Name and               Year      Salary        Bonus       Compensation       Options       Compensation
     Principal Position                   ($) (1)         ($)            ($)              (#)           ($) (1)
------------------------------  -------- -----------   -----------  ---------------  --------------  ---------------

Laidacker M. Seaberg             2002      $391,140       $22,647        ---           24,000 (2)           $15,292
President and Chief              2001       369,000        37,740        ---           24,000 (3)            15,308
  Executive Officer              2000       357,750        20,050        ---           24,000                14,402

Michael J. Trautschold           2002       196,350        11,369        ---           22,000                15,292
Executive Vice President         2001       148,402        14,960        ---           12,000                  ---
   Marketing and Sales           2000         ---           ---          ---             ---                   ---

Robert G. Booe                   2002       179,091        10,993        ---           12,000 (2)            15,292
Vice President-                  2001       171,790        17,633        ---           12,000 (3)            15,308
   Finance and                   2000       166,757         9,346        ---           12,000                14,402
   Administration and Chief
   Financial Officer

Randy M. Schrick                 2002       177,819         9,848        ---           12,000 (2)            15,292
Vice President of                2001       170,162        17,466        ---           12,000 (3)            15,308
   Manufacture and               2000       165,966                      ---           12,000                14,402
   Engineering                                              9,032

Sukh Bassi, Ph.D.                2002       176,960         9,375        ---            7,000 (2)            15,292
Vice President-                  2001       170,154        17,465        ---            7,000 (3)            15,308
   New Products                  2000       166,757         9,346        ---           12,000                14,402
   Innovation/Technology
-------------------

     (1) Consists of the amount of the Company's contributions to the Company's Employee Stock Ownership Plans and 401(k) plan allocated to the accounts of each executive officer for the years indicated.

     (2) These options replace options that were cancelled on December 10, 2001. For more information, refer to the Option Grants in Fiscal 2002 and 10-Year Option/SAR Repricing tables below.

     (3) These options replace options that were cancelled on December 7, 2000. For more information, refer to the Option Grants in Fiscal 2002 and 10-Year Option/SAR Repricing tables below.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's Stock Incentive Plan of 1996 to the Named Executive Officers during the fiscal year ended June 30, 2002.

                          OPTION GRANTS IN FISCAL 2002

                                                                                                   Potential
                                                                                                Realizable Value
                                                                                                   at Assumed
                                                                                                Annual Rates of
                                                                                                   Stock Price
                                                                                                 Appreciation for
                                                    Individual Grants                              Option Term
                                 -----------------------------------------------------          ------------------
                                    Number of     % of Total
                                    Securities      Options
                                    Underlying    Granted to
                                     Options       Employees    Exercise
                                     Granted       in Fiscal      Price     Expiration
      Name                             (#)           Year         ($/Sh)       Date             5%($)         10%(4)
      ----                             ---           ----         ------       ----             -----         ------

Laidacker M. Seaberg                  24,000            21.8%     $12.89      6/12/12          $137,280      $426,960

Michael J. Trautschold                22,000            20.0       12.89      6/12/12           125,840       391,380


Robert G. Booe                        12,000            10.9       12.89      6/12/12            68,640       213,480

Randy M. Schrick                      12,000            10.9       12.89      6/12/12            68,640       213,480

Sukh Bassi, Ph.D.                     7,000              6.4       12.89      6/12/12            40,040       124,520

--------------------

(1) These options were granted in connection with the cancellation on December 10, 2001 of options granted in December 1996. See "Report of Human Resources Committee."

(2) Options granted have an exercise price equal to $12.89. This was fair market value of the Common Stock on June 12, 2002. The options vest in one year. Subject to provisions of the 1996 Stock Incentive Plan providing for earlier termination upon the occurrence of certain events, the options expire ten years after their respective dates of grant. Optionees may provide for withholding taxes on those options that are not incentive options under Section 422 of the Internal Revenue Code by delivering previously issued shares of stock or directing the Company to withhold shares otherwise issuable upon exercise of such options.

TEN-YEAR OPTION/SAR REPRICING

     The following table sets forth for all executive officers of the Company all option repricings during the period July 1, 1992 through June 30, 2002. During such period, there were two repricings with respect to the options set forth below. See "Report of the Human Resources Committee - Stock Incentive Plan of 1996."

                                                                                                       Length of
                                          Number of                                                     Original
                                          Securities    Market Price       Exercise                   Option Term
                                          Underlying     of Stock At    Price At Time                 Remaining At
                                         Options/SARs      Time of       of Repricing      New           Date of
                                         Repriced or    Repricing or    or Amendment     Exercise     Repricing Or
     Name (Title)             Date        Amended (#)    Amendment ($)        ($)        Price ($)       Amendment
     ------------             ----       -----------    -------------        --         ---------       ---------

Ladd M. Seaberg  (1)         12/7/00        24,000          $ 9.3125       $14.00         $ 9.3125     5.1 years
                             12/10/01       24,000            12.89         15.25          12.89       5.0 years

Robert G. Booe (1)           12/7/00        12,000            9.3125        14.00           9.3125     5.1 years
                             12/10/01       12,000           12.89          15.25          12.89       5.0 years

Randall M. Schrick (1)       12/7/00        12,000            9.3125        14.00           9.3125     5.1 years
                             12/10/01       12,000           12.89          15.25          12.89       5.0 years

Dr. Sukh Bassi (1)           12/7/00         7,000            9.3125        14.00           9.3125     5.1 years
                             12/10/01        7,000           12.89          15.25          12.89       5.0 years

Gerald Lasater (Vice         12/7/00         7,000            9.3125        14.00           9.3125     5.1 years
President)                   12/10/01        7,000           12.89          15.25          12.89       5.0 years

(1)  See  Summary  Compensation  Table for  titles of  current  Named  Executive
     Officers.

OPTION EXERCISES AND YEAR END HOLDINGS

     The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the fiscal year ended June 30, 2002, and unexercised options held as of the end of fiscal 2002.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2001
                            AND FY-END OPTION VALUES

                                                                                Number of
                                                                               Securities              Value of
                                                                               Underlying             Unexercised
                                                                               Unexercised           In-the-Money
                                                                               Options at             Options at
                                          Shares                               FY-End (#)             FY-End ($)
                                       Acquired on      Value Realized         Exercisable/           Exercisable/
         Name                          Exercise (#)           ($)             Unexercisable          Unexercisable
         ----                          ------------           ---             -------------          -------------

Laidacker M. Seaberg                        ---               ---             60,000/60,000        $90,765/$131,415
Michael J. Trautschold                      ---               ---              3,000/31,000        $11,032/$57,077
Robert G. Booe                              ---               ---             30,000/30,000        $45,382/$65,707
Randall M. Schrick                          ---               ---             30,000/30,000        $45,382/$65,707
Dr. Sukh Bassi                              ---               ---             23,750/21,250        $45,785/$50,716


PERFORMANCE OF THE COMPANY'S COMMON STOCK

     The following performance graph compares the performance of the Company's Common Stock during the period beginning June 30, 1997 and ending June 30, 2002, to the Center for Research in Security Prices of the University of Chicago School of Business ("CRSP") index for the NASDAQ Stock Market (the "NASDAQ COMPOSITE" index consisting of US companies) and a peer group CRSP index consisting of active NASDAQ stocks of US processors of food and kindred products having SIC codes between 2000 - 2099 (the "NASDAQ Food" index) for the same period. The number of companies in the NASDAQ Food index varies from period to period but consisted of 41 companies at the end of June 2002. The graph assumes a $100 investment in the Company's Common Stock and in each of the indexes at the beginning of the period and a reinvestment of dividends paid on such investments throughout the period.

                           VALUE OF $100 INVESTMENTS
              ASSUMING REINVESTMENT OF DIVIDENDS AT JUNE 30, 1997
                         AND AT EACH SUBSEQUENT JUNE 30


                                [GRAPH OMITTED]

                                               1997        1998        1999        2000         2001        2002
                                            ----------- ----------- ----------- ----------- ------------ ----------
      MWGP                                      $100.0      $109.4      $ 84.0      $ 62.7       $ 85.4     $100.6
      ------------------------------------- ----------- ----------- ----------- ----------- ------------ ----------
      NASDAQ FOOD                               $100.0      $131.6      $189.1      $279.6       $151.6     $103.3
      ------------------------------------- ----------- ----------- ----------- ----------- ------------ ----------
      NASDAQ COMPOSITE                          $100.0      $122.6      $126.3      $122.0       $156.8     $204.6
      ------------------------------------- ----------- ----------- ----------- ----------- ------------ ----------

     REPORT OF THE HUMAN RESOURCES COMMITTEE

     HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Executive compensation is based primarily upon recommendations made to the Board of Directors by the Company's Human Resources Committee (the "Committee"). The Committee for the year ended June 30, 2002, consisted of Daryl R. Schaller, Ph.
D. (Chairman), Michael R. Haverty, Robert J. Reintjes, Linda E. Miller, Michael Braude and James A. Schlindwein. All of the members of the Committee are non-employee directors of the Company. The Committee recommends to the Board of Directors compensation and compensation plans for officers and employees who report directly to the Chief Executive Officer. The recommendations are acted upon by the full board which includes Messrs. Seaberg and Schrick, who are two of the five highest paid officers of the Company.

     This report is provided by the Committee to assist stockholders in understanding the Committee's philosophy in establishing the compensation of the Chief Executive Officer and all other Executive Officers of the Company for the year ended June 30, 2002.

     COMPENSATION PHILOSOPHY. Historically, executive compensation has been designed to link rewards with business results and stockholder returns consistent with (a) the executive's level of responsibility, (b) compensation paid to the executive in the prior year, (c) the Company's performance for the year and the prior year, (d) the executive's individual performance for the year and the prior year, (e) salary levels for executives in comparable positions in comparable enterprises, (f) inflation and (g) a variety of other factors. The components of Executive Compensation which reflect this philosophy consist of
(i) annual base salary,  (ii) annual cash bonuses,  (iii) annual stock  bonuses,
(iv)  stock  options  and (v) equity  based  retirement  compensation,  which is reflected in the Company's Employee Stock Ownership Plan and 401(k) Plan. In formulating its compensation recommendations, the Committee considers information and recommendations provided by management and by Hay Management Consultants, a nationally known and recognized firm of management consultants.

     BASE SALARY. The past practice of the Committee has been to establish base salaries of all executives prior to the beginning of the year based on the various factors described in the preceding paragraph. In 2002, the Committee increased base salaries to the levels indicated in the Summary Compensation Table to keep salary levels reasonably consistent with inflation and salary levels for executives in comparable positions in comparable enterprises. These increases were based in large part on studies conducted by Hay Management Consultants.

     ANNUAL CASH BONUSES. Annual cash bonuses are paid primarily pursuant to a Cash Bonus Plan. Under that plan, each executive, along with all other nonunion personnel, become entitled to cash bonuses, payable annually, of up to 25% of each employee's base salary to the extent that certain Company performance targets are met. In fiscal 2002, some of the targets were met, and this resulted in average bonuses for all covered employees of between 1.37% and 7.89%.

     The Committee has also authorized a $50,000 bonus pool that may be paid at the discretion of the Chief Executive Officer to reward superior performance by any employee of the Company other than the CEO.

     STOCK INCENTIVE PLAN OF 1996. In January, 1996, the Board of Directors, upon recommendation of the Committee, adopted the Stock Incentive Plan of 1996. The Plan was approved by stockholders at the Annual Meeting in 1996. The Board and the Committee took this action due to a recognized need to provide medium term incentives for the retention and motivation of Senior Executives consistent with current needs to conserve cash. Since that action, the Committee has granted options to Senior Executives on an annual basis.

     Since options were first granted in 1996 under the Stock Incentive Plan, the market price of the Company's Common Stock has declined due in large part to competitive market forces and government policies beyond management's control. By fiscal 2001, all of the outstanding options held by senior management were out of the money and provided little value as an incentive. Further, substantially all of the shares available for issue under the Stock Incentive Plan were subject to options issued prior to fiscal 2001. Out of concern about market overhang, the Human Resources Committee and the Board of Directors determined not to seek approval of a plan amendment or a new plan authorizing issuance of additional shares. However, the Human Resources Committee and the Board of Directors believe that stock options remain an important component of the Company's compensation program and determined that it would be in the best interests of the Company to restore incentive by granting options to certain members of senior management who agreed to cancel certain options that had been granted to them previously. In each of fiscal 2001 and 2002, the Company agreed that such persons who cancelled their options would be granted a new option one day and six months after cancellation for a like number of shares at a price equal to the greater of fair market value on the date of cancellation or fair market value on the new grant date. Other terms of the new options would be substantially the same as the cancelled options except for the expiration date. Because the old options were fully vested, the new options granted in fiscal 2001 were fully exercisable when granted. In fiscal 2002, the Committee determined to impose a one year vesting period on options granted in fiscal 2002. On December 10, 2001, the Chief Executive Officer and each of the named executive officers agreed to cancel options granted in December 1996 with an exercise price of $15.25 per share; on June 12, 2002, the Company granted such persons options for a like number of shares at an exercise price of $12.89 per share, which was the closing market price of the Company's Common Stock on June 12, 2002. Additional information about these options may be found in tables set forth at pages 8 and 9 herein.

     EQUITY BASED RETIREMENT COMPENSATION. The final component of executive compensation consists of equity based retirement compensation through participation in the Company's employee stock ownership plans for salaried and certain hourly employees ("Salaried ESOP") and 401(k) Plan. The amount of the Company's contributions to the Salaried ESOP and the 401(k) Plan is determined by the Board each year based upon the recommendation of the Committee. The Committee bases its recommendation primarily upon Company performance for the year.

     Under the Salaried ESOP, amounts contributed by the Company are invested in shares of the Company's Common Stock. Shares purchased are allocated to participant accounts in proportion to the participant's eligible compensation (as defined). Generally, accounts are distributed to participants who have completed at least ten years of service upon death, permanent disability or retirement. In fiscal 2002, the Company contributed an amount equal to

4-1/2% of eligible compensation for the Salaried ESOP. This is the same amount as in the prior year.

     The Company has maintained a 401(k) Plan for the benefit of employees for several years but prior to fiscal 2001 had not heretofore made a contribution to it. During fiscal 2001, the Board determined to reduce the Company's contribution to the Salaried ESOP and to contribute an amount equal to the reduction to the 401(k) Plan. Five years service is required for full vesting in the amount of the Company contribution. In fiscal 2002, the Company contributed an amount equal to 4-1/2% of eligible compensation to the 401(k) Plan.

     Compensation of the Chief Executive Officer for fiscal 2002. All of the components of fiscal 2002 compensation of the Chief Executive Officer were determined in accordance with the criteria described above for other Senior Executives.

     This report is being made over the names of Daryl R. Schaller, Ph. D. (Chairman), Michael R. Haverty, Robert J. Reintjes, Linda E. Miller, Michael Braude and James A. Schlindwein, who are the continuing members of the Committee which passed on Executive Compensation for fiscal 2002.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of July 1, 2002, the number of shares beneficially owned and the percentage of ownership of the Company's Preferred Stock and Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of either class of the Company's capital stock outstanding, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group.

                                                                    Shares Beneficially Owned (a)
                                                   ------------------------------------------------------------------
                                                              Common Stock                         Preferred Stock
                 Stockholder                         No. of Shares         %              No. of Shares          %
                 -----------                         -------------        ---             -------------         ---

Sukh Bassi, Ph. D.(b)(c)..................                 39,444          *
Robert G. Booe (b)(d)(e)..................                 93,955       1.15
Michael Braude (b)........................                 16,936          *
Brian Cahill (d)..........................                 24,176          *
Cloud L. Cray, Jr.(b)(f)(g)...............              2,206,167      27.27                 333              76.2
Richard B. Cray (f)(h)....................                 32,675          *                 334              76.4
Michael R. Haverty (b)....................                 12,859          *
Linda E. Miller (b).......................                  5,194          *
Robert J. Reintjes (b)(i).................                 23,595          *
Dave Rindom (d)(j)........................                  9,655          *
Daryl Schaller (b)........................                 11,817          *
Randy M. Schrick (b)(d)(k)................                 48,989          *
James Schlindwein.........................                  2,205
Laidacker M. Seaberg (b)(d)(f)(l).........                565,445       6.99                 404              92.4
Michael J. Trautschold (b)................                  3,197          *
Cray Family Trust (f).....................                    ---        ---                 333              76.2
Trustees of the Company's ESOPs, (Robert G.
Booe, Brian Cahill, Dave Rindom, Randy
Schrick and
Ladd Seaberg)(d)..........................                765,097       9.5
All Executive Officers and Directors as a
Group of 18 (b)(m)........................              3,947,568      48.8                  405              92.6

--------------
         * less than 1%

(a) For the purposes of the table, a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or to dispose of them. Except as otherwise indicated in the table or the footnotes below, each person had sole voting and investment power over the shares listed in the beneficial ownership table and all stockholders shown in the table as having beneficial ownership of 5% or more of either of the classes of stock had business addresses at 1300 Main Street, Atchison, Kansas 66002, as of July 1, 2002. Stockholders disclaim beneficial ownership in the shares described in the footnotes as being "held by" or "held for the benefit of" other persons.

(b) The table includes shares which may be acquired pursuant to stock options granted under the Company's stock option plans that become exercisable on or before September 1, 2002. These consist of options held by three non-employee directors (Messrs. Braude, Cray and Reintjes) to purchase
     6,000 shares each, one non-employee director (Mr. Schaller) to purchase 5,000 shares, one non-employee director (Mr. Haverty) to purchase 3,000 shares, one non-employee director (Ms. Miller) to purchase 2,000 shares, and one non-employee director (Mr. Schlindwein) to purchase 1,000 shares, options held by Messrs. Bassi, Booe, Schrick, Seaberg and Trautschold to purchase 23,750, 30,000, 30,000, 60,000 and 3,000 shares, respectively, and options held by all executive officers and directors as a group to purchase 250,910 shares.

(c)  Includes 440 shares held by members of Dr. Bassi's family.

(d) The Company's Employee Stock Ownership Plans (ESOPs) hold for the benefit of participants 765,097 shares of Common Stock, all of which are attributed in the table to each of the five trustees, who are the same for each Plan. The trustees are obligated to vote the shares which are allocated to participants in accordance with instructions given by such participants, all of which were allocated at July 1, 2002. Any unallocated shares are voted by the trustees. The trustees, and the number of shares allocated to their accounts are as follows: Mr. Seaberg (69,890 shares); Mr. Booe (38,319 shares); Mr. Cahill (12,512 shares); Mr. Rindom (8,074 shares); and Mr. Schrick (24,238 shares). A total of 139,933 shares are allocated to the accounts of all other officers and directors. The number and percentage of ownership shown after the names of each of the Trustees in the table above do not include any of the 765,097 shares or any of the shares allocated to their individual accounts. Accordingly, the aggregate beneficial ownership for each of the Trustees may be deemed to be the individual amounts shown, plus 765,097 shares and 9.5%.

(e)  Includes 40,000 shares held by Mr. Booe's wife.

(f) The Cray Family Trust holds 333 shares of Preferred Stock which are attributed in the table to the trustees, who share the power to vote and dispose of such shares. The trustees are Mr. Cray, Jr., Mr. Seaberg and Mr. Richard B. Cray.

(g) Includes 194,763 shares of Common Stock held by the Cray Medical Research Foundation with respect to which Mr. Cray, Jr. is a director, 570,765 shares of Common Stock held by other family trusts with respect to which Mr. Cray, Jr. or his spouse is a trustee and 32,000 shares held by the Cloud L. Cray Foundation.

(h) Includes 333 shares of Preferred Stock held by the Cray Family Trust and 32,000 shares of Common Stock held by a foundation with respect to which Mr. Richard B. Cray is a Trustee.

(i)  Includes 6,590 shares held by Mr. Reintjes' wife.

(j)  Includes 3,103 shares held by a trust for the benefit of Mr. Rindom's wife.

(k)  Includes 2,084 shares held by members of Mr. Schrick's family.

(l)  Includes 107,420 shares held by Mr. Seaberg's wife.

(m) Includes shares discussed under notes (a) through (l) as well as shares held by members of the families of officers not listed in the table.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC and NASDAQ. Executive officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during fiscal 2002 all of its executive officers, directors and greater-than-10% beneficial owners complied with the Section 16(a) filing requirements except that Dr. Sukh Bassi failed to timely report on Form 4 two transactions which occurred on May 21, 2002; these were reported on a Form 5 filed on August 14, 2002.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of BKD, LLP as independent certified public accountants to audit the books, records and accounts of the Company for 2002. The selection was made upon the recommendation of the Audit Review Committee, which, at the time of such recommendation, consisted of Mr. Reintjes, Chairman, Ms. Miller and Messrs. Braude, Haverty, Schaller and Schlindwein. BKD, LLP has audited the Company's books annually since 1958.

     Representatives of BKD, LLP will be present at the stockholders' meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

                               PROXY SOLICITATIONS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

     Stockholders who intend to present proposals for inclusion in the Company's Proxy Statement for the next Annual Meeting of Stockholders on October 9, 2003 must forward them to the Company at 1300 Main Street, Box 130, Atchison, Kansas 66002, Attention: Marta L. Myers, Corporate Secretary, so that they are received on or before May 17, 2003. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the Annual Meeting by stockholders, unless the Company receives written notice of the matter on or before July 30, 2003, at the above address.

                                  HOUSEHOLDING

     Only one copy of the Company's Annual Report and Proxy Statement has been sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders. This procedure is referred to as "householding." In addition, the Company has been notified that certain intermediaries, i.e., brokers or banks, will household proxy materials. The Company will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, you may write to the Corporate Secretary of the Company at Midwest Grain Products, 1300 Main Street, P.O . Box 130, Atchison, Kansas 66002. You can contact your broker or bank to make a similar request. Stockholders sharing an address who now receive multiple copies of the Company's Annual Report and Proxy Statement may request delivery of a single copy by writing or calling the Company at the above address or by contacting their broker or bank, provided they have determined to household proxy materials.


                                    By Order of the Board of Directors




                                    /s/ Laidacker M. Seaberg
                                    Laidacker M. Seaberg
                                    President and Chief Executive Officer

September 13, 2002

                                                    MIDWEST GRAIN PRODUCTS, INC.
[Company Logo]
                                                  1300 Main street, P.O. Box 130
                                                          Atchison, Kansas 66002
                                                              Phone 913-367-1480
                                                            www.midwestgrain.com

[Logo]                     MIDWEST GRAIN PRODUCTS, INC.                    PROXY

                    1300 Main Street, Atchison, Kansas 66002     PREFERRED STOCK


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Cloud L. Cray, Jr., Laidacker M. Seaberg and Robert G. Booe, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified on the reverse hereof, all of the shares of Preferred Stock of Midwest Grain Products, Inc. held by the undersigned at the Annual Meeting of stockholders to be held on October 10, 2002, or at any adjournment thereof.

     The undersigned has received the Company's Annual Report for 2002, and its Proxy Statement.

     This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person.

                                              __________________________________
                                              Stockholder's Signature

                                              __________________________________
                                              Stockholder's Signature


                                         Dated__________________________________
                                              Please sign exactly as you name(s)
                                              appear above.  Joint owners should
                                              each  sign.   Executors, trustees,
                                              custodian, etc.,  should  indicate
                                              the capacity  in  which  they  are
                                              signing.


         PLEASE RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                           (Continued from other side)

The Board of Directors Recommends a vote FOR the following proposals:

1. Election of two Group B Directors for terms expiring in 2005. The Board of Directors has nominated:

                   Randall M. Schrick and Laidacker M. Seaberg

           [] FOR both Nominees         [] AUTHORITY WITHHELD from both Nominees

           [] AUTHORITY WITHHELD from the following Nominee:____________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE SHARES
              WILL BE VOTED "FOR" BOTH NOMINEES UNDER PROPOSAL 1.

             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD.

[Logo]                     MIDWEST GRAIN PRODUCTS, INC.                    PROXY

                    1300 Main Street, Atchison, Kansas 66002        COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Cloud L. Cray, Jr., Laidacker M. Seaberg and Robert G. Booe, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified on the reverse hereof, all of the shares of Preferred Stock of Midwest Grain Products, Inc. held by the undersigned at the Annual Meeting of stockholders to be held on October 10, 2002, or at any adjournment thereof.

     The undersigned has received the Company's Annual Report for 2002, and its Proxy Statement.

     This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person.


                                              __________________________________
                                              Stockholder's Signature

                                              __________________________________
                                              Stockholder's Signature


                                         Dated__________________________________
                                              Please sign exactly as you name(s)
                                              appear above.  Joint owners should
                                              each  sign.   Executors, trustees,
                                              custodian, etc.,  should  indicate
                                              the capacity  in  which  they  are
                                              signing.


         PLEASE RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                           (Continued from other side)

The Proxies are hereby given the following authority:

1. Election of one Group A Directors for term expiring in 2005. The Board of Directors has nominated: Michael R. Haverty

                 [] FOR Nominee  [] AUTHORITY WITHHELD from Nominee

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE
            SHARES WILL BE VOTED "FOR" THE NOMINEE UNDER PROPOSAL 1.

             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD.

                                                              September 13, 2002


TO:      Participants in the Midwest Grain Products, Inc.
         Employee Stock Purchase Plan

     Provisions of the Midwest Grain Products, Inc. Employee Stock Purchase Plan (the "Plan") entitle participants to instruct the Trustee of the Plan as to the voting of Midwest Grain Products, Inc. Common Stock allocated to the accounts of participants. Accordingly, please find enclosed a form of instruction card that will permit you to direct the Trustee as to the voting of Common Stock allocated to your accounts in the Plan with respect to proposals to be acted upon at the Annual Meeting of Stockholders of the Company to be held on October 10, 2002.

     We are also enclosing a copy of the Company's Annual Report for 2002 and its Proxy Statement, unless you are being mailed one as a record holder of Common Stock.

     Please promptly complete and sign the instruction card and return it in the enclosed envelope.

     Thank you.

                                                     Very truly yours,


                                                     s/Laidacker M. Seaberg
                                                     Laidacker M. Seaberg
                                                     President and
                                                     Chief Executive Officer

            MIDWEST GRAIN PRODUCTS, INC. EMPLOYEE STOCK PURCHASE PLAN
                        C/O Midwest Grain Products, Inc.
                    1300 Main Street, Atchison, Kansas 66002

    INSTRUCTIONS FOR THE VOTING OF MIDWEST GRAIN PRODUCTS, INC. COMMON STOCK

     The undersigned hereby instructs United Missouri Bank of Kansas City, N.A. as Trustee of the Midwest Grain Products, Inc. Employee Stock Purchase Plan (the "ESPP"), to vote, in the manner specified on the reverse hereof, all of the shares of Common Stock of Midwest Grain Products, Inc. held by the ESPP and allocated to the account of the undersigned at the Annual Meeting of Stockholders to be held on October 10, 2002, or at any adjournment thereof.

     The undersigned has received the Company's Annual Report for 2002 and its Proxy Statement.

                                                     ___________________________
                                                     Accountholder's Signature

         Accountholder                               Dated:_____________________


                     Number of Shares Allocated to Account:_____________________


   PLEASE RETURN THIS INSTRUCTION CARD PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                           (Continued from other side)

The Board of Director Recommends a vote FOR the following proposals:

1. Election of one Group A Director for term expiring in 2005. The Board of Directors has nominated: Michael R. Haverty

                    [] FOR Nominee [] AUTHORITY WITHHELD from Nominee

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IF NO DIRECTION IS GIVEN WHEN  THE DULY  EXECUTED INSTRUCTION CARD IS  RETURNED,
          THE SHARES WILL BE VOTED "FOR" THE NOMINEE UNDER PROPOSAL 1.

             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD.

                                                              September 13, 2002


TO:      Participants in the
         Employee Stock Ownership Plan

     Provisions of the Employee Stock Ownership Plan (the "Plan") entitle participants to instruct the Trustees of the Plan as to the voting of Midwest Grain Products, Inc. Common Stock allocated to the accounts of participants. Accordingly, please find enclosed a form of instruction card that will permit you to direct the Trustee as to the voting of Common Stock allocated to your accounts in the Plan with respect to proposals to be acted upon at the Annual Meeting of Stockholders of the Company to be held on October 10, 2002.

     We are also enclosing a copy of the Company's Annual Report for 2002 and its Proxy Statement, unless you are being mailed one as a record holder of Common Stock.

     Please promptly complete and sign the instruction card and return it in the enclosed envelope.

     Thank you.

                                                     Very truly yours,


                                                     s/Laidacker M. Seaberg
                                                     Laidacker M. Seaberg
                                                     President and
                                                     Chief Executive Officer

           MIDWEST GRAIN PRODUCTS, INC. EMPLOYEE STOCK OWNERSHIP PLAN
                        C/O Midwest Grain Products, Inc.
                    1300 Main Street, Atchison, Kansas 66002

    INSTRUCTIONS FOR THE VOTING OF MIDWEST GRAIN PRODUCTS, INC. COMMON STOCK

     The undersigned hereby instructs Laidacker M. Seaberg, Robert G. Booe, Brian Cahill, Dave Rindom and Randy Schrick, as Trustees of the Employee Stock Ownership Plan indicated below (the "ESOP"), or any of them, to vote, in the manner specified on the reverse hereof, all of the shares of Common Stock of Midwest Grain Products, Inc. held by the ESOP and allocated to the account of the undersigned at the Annual Meeting of stockholders to be held on October 10, 2002, or at any adjournment thereof.

     The undersigned has received the Company's Annual Report for 2002 and its Proxy Statement.

         Name of ESOP:______________________

                                                     ___________________________
                                                     Accountholder's Signature

         Accountholder                               Dated:_____________________

                     Number of Shares Allocated to Account:_____________________

   PLEASE RETURN THIS INSTRUCTION CARD PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                           (Continued from other side)

The Board of Director Recommends a vote FOR the following proposals:

1. Election of one Group A Director for term expiring in 2005. The Board of Directors has nominated: Michael R. Haverty

                 [] FOR Nominee     [] AUTHORITY WITHHELD from Nominee

2. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

IF NO DIRECTION IS GIVEN WHEN  THE DULY  EXECUTED INSTRUCTION CARD IS  RETURNED,
          THE SHARES WILL BE VOTED "FOR" THE NOMINEE UNDER PROPOSAL 1.

             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD.